Item 26h.vii.c

AMENDMENT TO PARTICIPATION AGREEMENT

This amendment (the “Amendment”) made and entered into this ____ day of June, 2010, to the participation agreement by and among TRANSAMERICA LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each segregated asset account (individually an “Account”) of the Company, ROYCE CAPITAL FUND (the “Trust”) and ROYCE & ASSOCIATES, LLC (the “Adviser”)(collectively, the “parties”).

WITNESSETH:

WHEREAS, the parties hereto have entered into a Participation Agreement, dated as of the 5th of April, 2002, (the “Agreement”), pursuant to which the Fund has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company’s variable Contracts; and

WHEREAS, the parties desire to modify the Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby acknowledge and agree as follows:

1. Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2. Amendment to Agreement.  The Agreement is hereby amended by replacing Schedule A of the Agreement with Schedule A attached to this Amendment.

3. Terms and Conditions. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4. Binding Authority. Each of the parties hereby represents and warrants that the execution, delivery and performance of this Amendment are within the party’s corporate power and have been or will be duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6. Applicable Law. This Amendment shall be construed in accordance with and be governed by the laws of the state of Iowa.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

ROYCE CAPITAL FUND

By: ____________________________________

Name: _________________________________

Title: __________________________________

ROYCE & ASSOCIATES, LLC

By: ____________________________________

Name: _________________________________

Title: __________________________________

TRANSAMERICA LIFE INSURANCE COMPANY

By: ____________________________________

Name: _________________________________

Title: __________________________________

PARTICIPATION AGREEMENT

SCHEDULE A

SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	Policy Form Numbers and Contract Funded	Applicable Portfolios

PFL Corporate Account One Est. October 10, 1998	Advantage V Form Number WL712 136 84 798 (may vary by state)	Royce Micro-Cap Portfolio Royce Small-Cap Portfolio
PFL Corporate Account One Est. October 10, 1998	Advantage VI Form Number WL936 136 89 101	Royce Micro-Cap Portfolio Royce Small-Cap Portfolio
Transamerica Corporate Separate Account Sixteen Est. June 16, 2003	Advantage X Form Number EM VC1 TL703 (may vary by state)	Royce Micro-Cap Portfolio Royce Small-Cap Portfolio
Transamerica Separate Account R3 Est. November 23, 2009	Advantage R3 Form Number EM CV20709 (may vary by state)	Royce Micro-Cap Portfolio Royce Small-Cap Portfolio

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